UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 28, 2004

                                -----------------

                       PEGASUS COMMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          Delaware                       0-32383                 23-3070336
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)

         c/o Pegasus Communications Management Company
                      225 City Line Avenue
                   Bala Cynwyd, Pennsylvania                     19004
            (Address of Principal Executive Offices)           (Zip Code)


     Registrant's Telephone Number, Including Area Code:     (800) 376-0022


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02.        Termination of a Material Definitive Agreement

         On October 28, 2004, we entered into an agreement with Marshall W. Pagon, our chief executive officer, and an insurance trust established by him, terminating a split-dollar agreement between us and the insurance trust originally entered into in December 2001.


         The 2001 split-dollar agreement was an element of Mr. Pagon's compensation package. It provided that we make premium payments on two life insurance policies owned by the insurance trust, and that the trust reimburse us for those payments in the future, principally from proceeds received from the death benefit under the policies or from the cash accumulation from the policies.


         The Sarbanes-Oxley Act of 2002 prohibits us from extending credit in the nature of a personal loan to or for the benefit of any of our executive officers. There is a question whether our payment of the premiums under the split-dollar agreement would violate this prohibition. Accordingly, we have not made any premium payments since the enactment of the Sarbanes-Oxley Act, and have sought to resolve with Mr. Pagon and the insurance trust the issue of how we could honor our obligations under the split-dollar agreement without raising substantial questions whether doing so would violate the law.


         After extensive discussions between Mr. Pagon and certain of the independent members of our board of directors, and consideration of how other public companies have dealt with split-dollar agreements after the adoption of the Sarbanes-Oxley Act, we have entered into the termination agreement. It provides for the termination of all future obligations of us and the trust under the 2001 split-dollar agreement in exchange for a $2,261,021 cash payment to Mr. Pagon. The payment was calculated by determining the net present value of payments we were required to make under the 2001 agreement, and subtracting the net present value of the repayments the trust would have been required to make to us. This net amount was then increased to reflect the fact that the payment will be taxable compensation to Mr. Pagon, while our payments under the original split-dollar agreement were not.


         The terms of the termination agreement were unanimously approved by the independent members of our board of directors. A copy of the agreement terminating the split-dollar agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

         The termination of the 2001 split-dollar agreement does not affect a separate split-dollar agreement entered into in 1996 between our subsidiary, Pegasus Satellite Communications, Inc., and another insurance trust established by Mr. Pagon. Pegasus Satellite Communications has also not made payments under that agreement since the Sarbanes-Oxley Act was enacted in 2002. Pegasus Satellite Communications is the subject of a previously reported bankruptcy proceeding commenced in June 2004. Pegasus Communications Corporation has no obligation under the 1996 agreement.

Item 9.01         Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired.

         Not applicable.


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(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits.

Exhibit
Number   Description of Exhibit

10.1 Agreement Terminating Split Dollar Agreement, dated October 28, 2004 (Exhibits to the agreement have been omitted but will be furnished to the SEC upon request)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            PEGASUS COMMUNICATIONS CORPORATION


                            By           /s/ Scott A. Blank
                               ------------------------------------
                                            Scott A. Blank,
                                          Senior Vice President


Date:  November 3, 2004


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                                  EXHIBIT INDEX


Exhibit
Number   Description of Exhibit

10.1     Agreement Terminating Split Dollar Agreement, dated October 28, 2004.